Exhibit 4.1.4

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this 13th day of February, 2013, among the Pledgor listed on the signature pages hereof (the “Pledgor”), and Jefferies Finance LLC, in its capacity as Collateral Agent pursuant to the Second Lien Term Loan Agreement (in such capacity, together with its successors and assigns, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgor is party to a Second Lien Security Agreement dated as of February 13, 2013, in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. The Pledgor hereby unconditionally grants, assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of the Pledgor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

(a) all of the Pledgor’s Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and other General Intangibles with respect to the foregoing;

(c) all reissues, continuations or extensions of the foregoing;

(d) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(e) all products and proceeds (as that term is defined in the Code) of the foregoing, including any claim by the Pledgor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademarks exclusively licensed under any Intellectual Property License, including right to receive any damages, (ii) injury to the goodwill associated with any Trademark, or (iii) right to receive license fees, royalties, and other compensation under any Trademark Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Pledgor to Collateral Agent, the Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Pledgor.

4. SECURITY AGREEMENT. The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. The Pledgor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Trademark Security Agreement and the Security Agreement, the Security Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. If the Pledgor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. The Pledgor shall give prompt notice in writing to Collateral Agent with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Pledgor’s obligations under this Section, the Pledgor hereby authorizes Collateral Agent unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of the Pledgor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Trademark Security Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

7. CONSTRUCTION. Unless the context of this Trademark Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Trademark Security Agreement refer to this Trademark Security Agreement as a whole and not to any particular provision of this Trademark Security Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Trademark Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction or repayment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Obligations that, at such time, are not required by the provisions of the Second Lien Term Loan Agreement to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

8. CONTROLLING LAW. This Parent Security Agreement is to be governed and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PLEDGOR:	STANADYNE CORPORATION, a Delaware corporation

	By:	/s/ STEPHEN S. LANGIN
	Name:	Stephen S. Langin
	Title:	Vice President, Chief Financial Officer and Secretary

ACCEPTED AND ACKNOWLEDGED BY:

JEFFERIES FINANCE LLC,
as Collateral Agent

	By:	/s/ E. JOSEPH HESS
	Name:	E. Joseph Hess
	Title:	Managing Director

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

U.S. Trademark Schedule

STANADYNE CORPORATION

REGISTERED TRADEMARKS

Pledgor	Mark	Registration No.	Registration Date
Stanadyne Corporation	FUEL MANAGER	1699779	07-Jul-1992
Stanadyne Corporation	LUBRICITY FORMULA	2060155	06-May-1997
Stanadyne Corporation	P and Design	3256801	26-Jun-2007
Stanadyne Corporation	PENCIL NOZZLE	808434	17-May-1966
Stanadyne Corporation	PERFORMANCE FORMULA	1555387	12-Sep-1989
Stanadyne Corporation	PERFORMANCE FORMULA JUNIOR	1905211	18-Jul-1995
Stanadyne Corporation	RSN	2027064	31-Dec-1996
Stanadyne Corporation	S and Design	2331658	21-Mar-2000
Stanadyne Corporation	STANADYNE	1629975	01-Jan-1991
Stanadyne Corporation	STANADYNE	1622066	13-Nov-1990
Stanadyne Corporation	WINTER 1000	1549700	01-Aug-1989

Foreign Trademark Schedule

STANADYNE CORPORATION

REGISTERED TRADEMARKS

Pledgor	Country	Mark	Registration No.	Registration Date
Stanadyne Corporation	Australia	STANADYNE	A455323	13-Jan-1989
Stanadyne Corporation	Australia	STANADYNE	A455321	13-Jan-1989
Stanadyne Corporation	Austria	STANADYNE	116315	25-Jun-1987
Stanadyne Corporation	Benelux	STANADYNE	428873	20-Nov-1987
Stanadyne Corporation	Brazil	STANADYNE	813459150	05-Sep-1989
Stanadyne Corporation	Canada	LUBRICITY FORMULA	TMA469,987	28-Jan-1997
Stanadyne Corporation	Canada	S (Stylized)	TMA531,884	29-Aug-2000
Stanadyne Corporation	Canada	STANADYNE	332257	25-Sep-1987
Stanadyne Corporation	China (People’s Republic)	S (Stylized)	8824773	21-Nov-2011
Stanadyne Corporation	China (People’s Republic)	STANADYNE	316438	20-Jun-1988
Stanadyne Corporation	China (People’s Republic)	STANADYNE	310536	20-Mar-1988
Stanadyne Corporation	China (People’s Republic)	STANADYNE and Design	8824770	14-Jan-2012
Stanadyne Corporation	European Community	P and Design	4140315	07-Feb-2006
Stanadyne Corporation	European Community	P PRECISION FUEL PUMPS and Design	4140356	07-Feb-2006

Stanadyne Corporation	European Community	PENCIL NOZZLE	9652116	17-Jun-2011
Stanadyne Corporation	Finland	STANADYNE	116273	20-Jan-1992
Stanadyne Corporation	France	FUEL MANAGER	03 3 220 546	19-Sep-2003
Stanadyne Corporation	France	PERFORMANCE FORMULA and Design	95576670	20-Jun-1995
Stanadyne Corporation	France	RSN	97661438	11-Jul-1997
Stanadyne Corporation	France	S (Stylized)	99768035	18-Jun-1999
Stanadyne Corporation	France	STANADYNE	1384000	12-Dec-1986
Stanadyne Corporation	Germany	FUEL MANAGER	303 19 239	11-Apr-2003
Stanadyne Corporation	Germany	PERFORMANCE FORMULA and Design	395 24 340	17-Apr-1996
Stanadyne Corporation	Germany	RSN	396 20 803	17-Jan-1997
Stanadyne Corporation	Germany	S (Stylized)	399 00 686	02-Aug-1999
Stanadyne Corporation	Germany	STANADYNE	1 118 901	07-Mar-1988
Stanadyne Corporation	India	FUEL MANAGER	921535	08-Jun-2005
Stanadyne Corporation	India	PENCIL NOZZLE	921536	28-Apr-2000
Stanadyne Corporation	India	RSN	989931	09-Sep-2005
Stanadyne Corporation	India	S (Stylized)	921534	28-Dec-2005
Stanadyne Corporation	India	STANADYNE	471871	31-Aug-1994
Stanadyne Corporation	India	STANADYNE	471873	13-May-1993
Stanadyne Corporation	Italy	FUEL MANAGER	1056273	20-Jul-2007
Stanadyne Corporation	Italy	PERFORMANCE FORMULA and Design	1171732	11-Nov-1997
Stanadyne Corporation	Italy	RSN	1272654	29-Nov-1999
Stanadyne Corporation	Italy	S (Stylized)	1257037	04-Jul-2002
Stanadyne Corporation	Italy	STANADYNE	1222404	09-Jun-1987
Stanadyne Corporation	Japan	STANADYNE	1584035-2	27-Apr-1983
Stanadyne Corporation	Korea, Republic of	Miscellaneous Design	659541	21-Apr-2006
Stanadyne Corporation	Korea, Republic of	PRECISION FUEL PUMPS and Design	651799	17-Feb-2006
Stanadyne Corporation	Korea, Republic of	STANADYNE	40-0164234	08-Dec-1988
Stanadyne Corporation	Korea, Republic of	STANADYNE	40-0160389-1	07-Oct-1988
Stanadyne Corporation	Mexico	S and Design	650698	18-Apr-2000
Stanadyne Corporation	Norway	S (Stylized)	202929	18-May-2000
Stanadyne Corporation	Norway	STANADYNE	140490	22-Feb-1990
Stanadyne Corporation	Russian Federation	STANADYNE	463733	06-Jun-2012
Stanadyne Corporation	Russian Federation	STANADYNE and Design	463299	01-Jun-2012
Stanadyne Corporation	South Africa	STANADYNE	86/7350	18-May-1988
Stanadyne Corporation	South Africa	STANADYNE	86/7348	18-May-1988
Stanadyne Corporation	Spain	FUEL MANAGER	2550900	18-Dec-2003
Stanadyne Corporation	Spain	STANADYNE	1172558	18-Jun-1990
Stanadyne Corporation	Spain	STANADYNE	1585349	05-Jul-1993
Stanadyne Corporation	Sweden	STANADYNE	221325	01-Mar-1991
Stanadyne Corporation	Taiwan	STANADYNE	398418	16-Apr-1988
Stanadyne Corporation	Taiwan	STANADYNE	400029	01-May-1988
Stanadyne Corporation	Thailand	STANADYNE	Kor296309	27-Apr-2009
Stanadyne Corporation	Thailand	STANADYNE	Kor296308	27-Apr-2009
Stanadyne Corporation	United Kingdom	FUEL MANAGER	2329713	31-Oct-2003
Stanadyne Corporation	United Kingdom	RSN	2070782	01-Nov-1996
Stanadyne Corporation	United Kingdom	S (Stylized)	2188085	05-Jan-2000
Stanadyne Corporation	United Kingdom	STANADYNE	1295309	02-Dec-1988

STANADYNE CORPORATION

PENDING TRADEMARKS

Pledgor	Country	Mark	Application No.	Filing Date
Stanadyne Corporation	China (People’s Republic)	FUEL MANAGER	8824769	09-Nov-2010
Stanadyne Corporation	Russian Federation	S (Stylized)	2010734439	27-Oct-2010

STANADYNE CORPORATION

TRADEMARK LICENSES

Stanadyne Corporation is a licensee under a certain Automotive Supplier Agreement, dated as of January 30, 1999, by and between the Lemelson Medical, Educational and Research Foundation (the “Lemelson Foundation”) and Stanadyne Automotive Corp. (nka Stanadyne Corporation) (the “Lemelson License Agreement”). Pursuant to the Lemelson License Agreement, Stanadyne Corporation obtained certain non-exclusive licenses and covenants not to sue from the Lemelson Foundation. The provisions of the Lemelson License Agreement prohibit Stanadyne Corporation from disclosing the terms of the Lemelson License Agreement to third parties.